                                                               Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on  Form S-8  of our report  dated  March 15,  2005  relating  to the financial statements, financial statement schedules,  management's assessment of
the  effectiveness  of  internal  control  over  financial   reporting  and  the
effectiveness  of internal  control over financial  reporting,  which appears in
Home  Properties  Inc.'s Annual Report on Form 10-K for the year ended  December
31, 2004. We also consent to the incorporation by reference of our reports dated
May  23,  2005  relating  to  the  financial  statements  of The  Apartments  at
Wellington Trace, The Hamptons, and The Regency Club Apartments, which appear in the Current Report on Form 8-K dated August 8, 2005.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
August 17, 2005